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                                                        EXHIBIT 10.10




Short-Term Incentive Plan

BA Merchant Services, Inc.

November 1996









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Contents
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                                                                           Page
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Article 1. Purposes and Effective Date                                        1

Article 2. Definitions                                                        1

Article 3. Designation of Participants                                        2

Article 4. Determination of Incentive Pool                                    2

Article 5. Determination of Awards for Senior Officers                        3

Article 6. Payment and Deferral                                               3

Article 7. Other Provisions                                                   4
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BA Merchant Services, Inc.
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Short-Term Incentive Plan
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Article 1. Purposes and Effective Date
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    The purpose of the BA Merchant Services, Inc. Short-Term Incentive Plan (the
"Plan") is to encourage superior performance by eligible Senior Officers of BA Merchant Services, Inc. and its subsidiaries and affiliates through the payment of annual cash incentive awards.

    This Plan is effective as of the consummation of the Company's initial public offering.

Article 2. Definitions
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    2.1  The following items shall have the meanings set forth below, if capitalized.

         (a) "Committee" means the Executive Personnel and Compensation Committee of the Board of Directors of BA Merchant Services, Inc..

         (b) "CEO" means the Chief Executive Officer of BA Merchant Services,
             Inc.

         (c) "Company" means BA Merchant Services, Inc. and any subsidiary or affiliate of BA Merchant Services, Inc. which has been authorized by BA Merchant Services, Inc. to participate in the Plan.

         (d) "Participant" means an officer of the Company designated as a Participant for a Plan Year under Sections 3.1 or 3.2.

         (e) "Plan" means the BA Merchant Services, Inc. Short-Term Incentive Plan as it may be amended from time to time.

         (f) "Plan Year" means the calendar year.

         (g) "Retirement" means early, normal or postponed retirement as defined under the retirement policy of the Company.

         (h) "Senior Officer" means an individual designated by the BA Merchant Services, Inc. Board of Directors as an executive officer for federal securities law purposes or an officer of the Company designated by the CEO as a Senior Officer.
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Article 3. Designation of Participants
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    3.1  Each Senior Officer of the Company shall be a Participant in the Plan, unless such officer participates in an annual cash incentive program within his or her business unit or subsidiary.

    3.2 No member of the Committee, and no member of the Board of Directors of BA Merchant Services, Inc. who is not also a regular salaried employee of the Company, shall be eligible to participate in the Plan.

    3.3 The Committee may, but need not, consider for prorated or full incentive awards Participants who have ceased employment because of death, disability, or retirement prior to the date the Committee determines incentive awards under the Plan. Participants who terminate employment (or give notice of intent to terminate employment) for reasons other than death, disability, or retirement prior to the date the Committee determines the incentive awards under the Plan will not be eligible to be considered for an incentive award, unless the Committee determines in its sole discretion that, because of special circumstances, the Participant should be eligible to be considered.

    3.4 Participation in the Plan shall not entitle any officer to an award under the Plan. All awards shall be made in the sole discretion of the Committee.

Article 4. Determination of Incentive Pool
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    4.1  Incentive awards under the Plan shall be made from the Incentive Award
Pool established for each Plan Year. The Incentive Award Pool shall be an amount equal to two (2) percent of BA Merchant Services, Inc.'s income for the Plan Year before income tax expense, extraordinary items, amortized goodwill, acquisition-related interest changes, and the cumulative effect of accounting changes as specified in the Company's announcement of annual financial results filed with the Securities and Exchange Commission.

    4.2 The Committee may, but need not, grant incentive awards up to the full amount of the Incentive Award Pool.

    4.3 All officers are expected to maintain satisfactory operational and financial controls for their respective areas of responsibility. As applicable, Participants are expected to achieve satisfactory audits, both internal and external, satisfactory credit examinations, to maintain proper financial records and controls in accordance with applicable policy, and to respond promptly to any control problems that might arise. The maintenance of and adherence to internal controls is a key factor in evaluation of performance. If the Participant fails to satisfactorily meet the requirements described above, the Committee and CEO, in their sole judgment, may grant a lesser award or make no award to a Participant in view of such failure.
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Article 5. Determination of Awards for Senior Officers
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    5.1  The CEO shall establish a target award for each Senior Officer who is a
Participant as soon as practicable after the beginning of the Plan Year. The CEO shall advise the Committee of the target award for each Participant. No Participant's annual incentive award shall exceed $1,000,000.

    5.2 The Committee may, in its sole discretion, and as appropriate for tax reasons, allocate a percentage of the Incentive Award Pool to a Senior Officer who is a Participant for the Plan Year. The allocation shall be made prior to January 31, 1997 and prior to January 1 of each subsequent Plan Year.

    5.3 After the end of the Plan Year, each Participant's performance shall be assessed by the CEO who shall make an award recommendation to the Committee for the Participant. For Participants with preallocated percentages in the Incentive Award Pool, the CEO's designee shall calculate the nominal value of each Participant's allocated percentage of the Incentive Award Pool.

    5.4 The designation of annual award recipients and the amount of individual awards shall be in sole discretion of the Committee following receipt of recommendations from the CEO. In determining awards, the Committee may follow the award recommendation by the CEO or may make a lesser or greater award, taking into account the Participant's overall contribution to the Company for the Plan Year, the corporate performance of BA Merchant Services, Inc. for the Plan Year, and such other criteria as the Committee may determine to promote the purposes of the Plan in an individual case. For Participants with preallocated percentages of the Incentive Award Pool, the Committee may use its discretion only to reduce an incentive award below the nominal value of a Participant's allocated percentage of the Incentive Award Pool.

Article 6. Payment and Deferral
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    6.1  Incentive awards granted by the Committee, less applicable withholding taxes, shall be paid in cash as soon as reasonably possible after being awarded.

    6.2 The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
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Article 7. Other Provisions
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    7.1  The Board of Directors of BA Merchant Services, Inc. reserves the right to modify, suspend or terminate this Plan at any time.

    7.2 The Committee and CEO shall each have the power to construe and interpret the Plan. Any decision arising out of or in connection with the construction, interpretation and administration of the Plan shall lie within the Committee's absolute discretion and shall be final and binding on all parties.

    7.3 The designation of an officer as a Participant or the grant of an award to an officer shall not give such officer any right to be retained in the employ of the Company and the ability of the Company to dismiss or discharge the officer is specifically reserved.

    7.4 No Participant shall have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any award under the Plan, voluntarily or involuntarily, prior to payment and any attempt to dispose of any such interest shall be void. Notwithstanding the preceding sentence, the Company shall have the right to offset from an unpaid or deferred award any amounts due and owing from the Participant to the extent permitted by law. The Company shall not be required to segregate physically any cash or to establish any separate account or accounts to fund any awards made or to be made under the Plan.

    7.5 This document is a complete statement of the Plan and as of the date below supersedes all prior plans, proposals, representations, promises and inducements, written or oral, relating to its subject matter. The Company shall not be bound by or liable to any person for any representation, promise or inducement made by any person which is not embodied in this document or in any authorized written amendment to the Plan.

    7.6 The Plan shall be construed and enforced in accordance with Delaware law.